UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On October 1, 2020, Houghton Mifflin Harcourt Company (the “Company”) issued a press release announcing the restructuring program described in Item 2.05 of this Current Report on Form 8-K, which includes the Company’s estimated cash balance for the third quarter ended September 30, 2020 and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 2.02 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 30, 2020, the Board of Directors of the Company committed to a restructuring program, including a reduction in force, as part of the Company’s ongoing assessment of its cost structure amid the COVID-19 pandemic and in line with its previously disclosed strategic transformation plan.

The reduction in force will result in the departure from the Company of approximately 525 employees and is expected to be substantially completed by October 1, 2020.  Each of the affected employees will receive separation payments in accordance with the Company's severance policy. The total one-time, non-recurring cost incurred by the Company in connection with the restructuring, all of which represents cash expenditures, is estimated to be approximately $21 million.

The reduction in force will result in a 22% reduction in the Company’s workforce, including positions eliminated as part of the previously announced voluntary retirement incentive program and net of newly created positions to support the Company’s digital first operations.  Combined with the voluntary retirement incentive program and other cost-reduction measures the Company is taking as part of its restructuring program, the Company anticipates reducing total expenditures by approximately $95 to $100 million per year relative to its estimated expenditures for the trailing twelve months ended September 30, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by Houghton Mifflin Harcourt Company on October 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

The statements contained herein include forward-looking statements, including statements about the estimated costs, and cost savings, associated with the restructuring program.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially.  Important factors that could cause actual results to vary from expectations include, but are not limited to: the timing of full implementation of the reduction in force program; any unintended consequences from the program that impact our business; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; potential business decisions and the other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements are based upon information available to us on the date of this report.  We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

Dated: October 1, 2020	By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel